$100,000,000

PARK ELECTROCHEMICAL CORP.

5  1/2% Convertible Subordinated Notes due 2006

UNDERWRITING AGREEMENT

February 22, 1996

LEHMAN BROTHERS INC.
NEEDHAM & COMPANY, INC.
ROBERTSON, STEPHENS & COMPANY LLC,
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

		Park Electrochemical Corp., a New York corporation (the "Company"), proposes to sell $100,000,000 principal amount of 5 1/2% Convertible Subordinated Notes due 2006 (the "Firm Notes"). In addition, the Company proposes to grant to the Underwriters (as defined below) an option to purchase up to an additional $15,000,000 principal amount of 5 1/2% Convertible Subordinated Notes due 2006 on the terms and for the purposes set forth in Section 2 (the "Option Notes"). The Firm Notes and the Option Notes, if purchased, are hereinafter collectively called the "Notes." The Notes are convertible into shares of common stock, par value $.10 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions and adjustments set forth in the Indenture (as defined below), at a conversion price of $42.188 per share. The Notes are to be issued pursuant to an Indenture (the "Indenture"), dated as of February 1, 1996, between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statements (as defined below). This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters named in Schedule 1 hereto (the "Underwriters").

		1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

			(a) A registration statement on Form S-3, and amendments thereto, with respect to the Notes have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; a second registration statement on Form S-3 with respect to the Notes (i) may also be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and (ii) if to be so prepared, will be filed with the Commission on the date hereof under the Securities Act pursuant to Rule 462(b) of the Rules and Regulations; and the Indenture has been qualified under the Trust
Indenture Act of 1939 (the "Trust Indenture Act"). Copies of the first such registration statement and the amendments to such registration statement, together with the form of any such second registration statement, have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means
(i) with respect to the first such registration statement, the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and (ii) with respect to any second registration statement, the date and time as of which such second registration statement is filed with the Commission, and "Effective Times" is the collective reference to both Effective
Times; "Effective Date" means (i) with respect to the first such registration statement, the date of the Effective Time of such registration statement and (ii) with respect to any second registration statement, the date of the Effective Time of such second registration statement, and "Effective Dates" is the collective reference to both Effective Dates; "Preliminary
Prospectus" means each prospectus included in any such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Primary Registration Statement" means the first registration statement referred to in this Section 1(a), as amended at its Effective Time, "Rule 462(b) Registration
Statement" means the second registration statement, if any, referred to in this Section 1(a), when filed with the Commission, and "Registration Statements" means both the Primary Registration
Statement and any Rule 462(b) Registration Statement, including in each case any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the Registration Statements as of the Effective Time of the Primary Registration Statement pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary
Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to either of the Registration Statements shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statements. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

			(b) The Primary Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable
Effective Date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statements or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and the Indenture conforms in all material respects to the requirements of the Trust Indenture
Act and the applicable rules and regulations thereunder.

	(c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

			(d)  The Company and each of its subsidiaries (as defined in
Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their
respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to be so qualified is not reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company and its subsidiaries, and have all power and authority necessary to own or hold their
respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company (other than New England Laminates Co., Inc., Nelco Products, Inc., Nelco
Technology Inc., Neltec, Inc., Nelco Products Pte, Ltd. and Nelco
International Corporation (collectively, the "Significant
Subsidiaries")) is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

	(e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, subject to Section 630 of the New York Business Corporation Law (the "BCL"), and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

	(f) The Indenture has been duly authorized and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

	(g) All of the shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and non-assessable, subject to
Section 630 of the BCL; and the Indenture, the Notes and the Common Stock issuable upon conversion of the Notes will conform in all material respects to the descriptions thereof contained in the Prospectus; there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon conversion of the Notes pursuant to the Company's charter or by-laws or any agreement or other instrument.

			(h) The execution, delivery and performance of this Agreement and the Indenture by the Company, the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Notes and the Common Stock issuable upon conversion of the Notes will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject other than such breaches, violations or defaults which, singularly or in the aggregate, would not reasonably be likely to have a material adverse effect on the transactions contemplated by this Agreement or on the trading price of the Common Stock, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;
and except for the registration of the Notes and the Common Stock issuable upon conversion of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance of the Common Stock issuable upon conversion of the Notes.

			(i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

			(j)  Except as described in the Prospectus, the Company has
not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the
Securities Act, other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

	(k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs or management of the Company or the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

			(l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration
Statements or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

			(m) To the best knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of the Company, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and, to the best knowledge of the Company, Deloitte & Touche LLP and Arthur Andersen LLP, whose respective reports appear in the Prospectus and are incorporated by reference therein and who have each delivered the initial letter referred to in Section 7(g) hereof, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the respective financial statements on which they reported as set forth in their respective reports contained and incorporated in the Prospectus and as of the date of such reports.

			(n)  The Company and each of its subsidiaries have good and
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not
materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such
property by the Company and its subsidiaries; and all real
property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and
enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

			(o)  The Company and each of its subsidiaries carry, or are
covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

			(p) Each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses described in the Prospectus as being owned or used by it or which are necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others which claims, singularly or in the aggregate, if subject to an unfavorable decision, ruling or finding, are reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company and its subsidiaries.

			(q)  Except for environmental proceedings referred to under
the caption "Business--Environmental Matters" in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a material adverse effect on the consolidated financial position, stockholders'
equity, results of operations, business or prospects of the
Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

			(r) The conditions for use of Form S-3, as set forth in General Instruction I thereto, have been satisfied.

			(s) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to either of the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to either of the Registration
Statements or incorporated therein by reference as permitted by the Rules and Regulations.

			(t)  No relationship, direct or indirect, exists between or
among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

			(u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

			(v) The Company is in compliance in all material respects with all presently applicable provisions of the Employee
Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

	(w) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

	(x) The Company (i) maintains and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

			(y)  Neither the Company nor any of its subsidiaries (i) is
in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due
performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan
agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the
ownership of its properties or assets or to the conduct of its business, other than such defaults, violations or failures
described in clauses (ii) or (iii) above which, singularly or in the aggregate, are not reasonably likely to have a material
adverse effect on the consolidated financial position,
stockholders' equity, results of operations or business of the
Company and its subsidiaries.

			(z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the properties now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and the terms
"hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

			(aa) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

		2. Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $100,000,000 principal amount of the Firm Notes to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of the Firm Notes set opposite that Underwriter's name in Schedule 1 hereto.

		In addition, the Company grants to the Underwriters an option to purchase up to $15,000,000 principal amount of Option Notes. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Notes and is exercisable as provided in Section 4 hereof. Option Notes shall be purchased severally for the account of the Underwriters in proportion to the principal amount of Firm Notes set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Notes shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Notes other than in multiples of $1,000.

		The price of both the Firm Notes and any Option Notes shall be equal to 97.25% of the principal amount thereof, plus accrued interest, if any, from February 28, 1996 to the applicable Delivery Date.

		The Company shall not be obligated to deliver any of the Notes to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Notes to be purchased on such Delivery Date as provided herein.

		3. Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Firm Notes, the several Underwriters propose to offer the Firm Notes for sale upon the terms and conditions set forth in the Prospectus; provided, however, that no Notes registered pursuant to the Rule 462(b) Registration Statement, if any, shall be offered prior to the Effective Time thereof.

		4. Delivery of and Payment for the Notes. Delivery of and payment for the Firm Notes shall be made at the offices of Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered the Firm Notes to the Representatives for the account of each Underwriter through the facilities of The Depository Trust Company against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in immediately available (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

		At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate principal amount of Option Notes as to which the option is being exercised, the names in which the Option Notes are to be registered, the denominations in which the Option Notes are to be issued and the date and time, as determined by the Representatives, when the Option Notes are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Notes are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

		Delivery of and payment for the Option Notes shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the
Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the Option Notes to the Representatives for the account of each Underwriter through the facilities of The Depository Trust Company against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in immediately available (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

		5.  Further Agreements of the Company.  The Company agrees:

			(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and to file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule
424(b) under the Securities Act not later than 10:00 A.M., New
York City time, the day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statements or to the Prospectus prior to the Second Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

			(b)  To furnish promptly to each of the Representatives and
to counsel for the Underwriters a signed copy of each of the
Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

			(c)  To deliver promptly to the Representatives in New York
City such number of the following documents as the Representatives shall request:  (i) conformed copies of the Registration
Statements as originally filed with the Commission and each
amendment thereto (in each case excluding exhibits other than this
Agreement, the Indenture, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), (ii)
each Preliminary Prospectus, the Prospectus (not later than 10:00
A.M., New York City time, of the day following the execution and delivery of this Agreement) and any amended or supplemented
Prospectus (not later than 10:00 A.M., New York City time, on the day following the date of such amendment or supplement) and (iii)
any document incorporated by reference in the Prospectus
(excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time of the Primary
Registration Statement in connection with the offering or sale of the Notes (or any other securities relating thereto) and if at such time any events shall have occurred as a result of which the
Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such
Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities
Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time
request of an amended or supplemented Prospectus which will
correct such statement or omission or effect such compliance;

			(d) To file promptly with the Commission any amendment to the Registration Statements or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

			(e) Prior to filing with the Commission (i) any amendment to either of the Registration Statements, any supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

			(f)  As soon as practicable after the Effective Date of the
Primary Registration Statement, to make generally available to the
Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the
Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

			(g) For a period of three years following the Effective Date of the Primary Registration Statement, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

			(h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes and the Common Stock issuable upon conversion of the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not currently subject to taxation;

			(i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future
of) any (i) debt securities of the Company with maturities longer than one year (other than the Notes as contemplated by this Agreement) or (ii) shares of Common Stock (other than shares offered or issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights and other than in connection with the offer for sale, or the conversion, of the Notes), or sell or grant options, rights or warrants with respect to any such debt securities or shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof and other than in connection with the offer for sale, or the conversion, of the Notes), without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance reasonably satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future
of) any such debt securities or, except as described therein, shares of Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman
Brothers Inc.;

			(j)  To reserve and continue to reserve a sufficient number
of shares of Common Stock for issuance upon conversion of the
Notes;

			(k) To complete the listing of the Notes on the New York Stock Exchange, Inc. ("NYSE"), subject only to official notice of issuance and evidence of satisfactory distribution prior to the First Delivery Date;

			(l) To complete the listing of the Common Stock issuable upon conversion of the Notes on the NYSE, subject to official notice of issuance of the Notes; and

	(m) To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus.

		6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statements and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statements as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) any fees charged by securities rating services for rating the Notes; (j) the acceptance fees of the Trustee and, unless otherwise agreed with the Trustee, the fees and expenses of counsel to the Trustee; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section
11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

		7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

			(a)  The Rule 462(b) Registration Statement, if any, and the
Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the
effectiveness of either of the Registration Statements or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in either of the Registration Statements or the Prospectus or otherwise shall have been complied with or withdrawn.

			(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that either of the Registration Statements or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

			(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Common Stock issuable upon conversion of the Notes, the Registration Statements and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

			(d) Brian W. Pusch, Esq. shall have furnished to the Representatives his written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery
Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)  	The Company and each of its Significant
Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction specified in such opinion, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

(ii)  	The Indenture has been duly authorized,
executed and delivered by the Company and, assuming due execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(iii)  	The Notes have been duly authorized,
executed and delivered by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(iv)  	The Company has an authorized
capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (subject to Section 630 of the BCL) and conform to the description thereof contained in the Prospectus; all of the shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and non-assessable (subject to Section 630 of the BCL); and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable (except as otherwise provided by applicable law) and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(v)  	The Indenture and the Notes conform to the
description thereof contained in the Prospectus;

(vi)  	There are no preemptive or other rights to
subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon conversion of the Notes pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

(vii)  	To the best of such counsel's knowledge
and other than as referred to under the caption "Business-- Environmental Matters" in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)  	The Primary Registration Statement was
declared effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceeding for that purpose is pending or threatened by the Commission;

(ix)  	The Registration Statements, as of their
respective Effective Dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to such Delivery Date (other than the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder;

(x)  	To the best of such counsel's knowledge, there
are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statements or incorporated therein by reference as permitted by the Rules and Regulations;

(xi)  	This Agreement has been duly authorized,
executed and delivered by the Company;

(xii)  	The issue and sale of the Notes being
delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Common Stock issuable upon conversion of the Notes will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Notes and the Common Stock issuable upon conversion of the Notes under the Securities Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters (in the case of such state securities laws, as to which such counsel need express no opinion) and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance of the Common Stock issuable upon conversion of the Notes; and

(xiii)  	To the best of such counsel's knowledge,
there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis with respect to corporate and securities law matters (although the Company is also represented by its General Counsel and, with respect to certain other matters, by other outside counsel) and has acted as counsel to the Company in connection with the preparation of the Registration Statements, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead him to believe that (I) the Registration Statements (other than the financial statements and other financial and statistical data contained therein, as to which such counsel need make no such written statement), as of their respective Effective Dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and other financial and statistical data contained therein, as to which such counsel need make no such written statement) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and other financial and statistical data contained therein, as to which such counsel need make no such written statement), when they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that, except as set forth in paragraphs (iv) and (v) above, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus.

			(e)  White & Case, special tax counsel to the Company, shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:  the statements contained in the Prospectus under the caption "Certain Federal Income Tax Considerations", insofar as they describe U.S. federal statutes, rules and regulations, are accurate in all material respects.

			(f) With respect to the letter of Ernst & Young LLP delivered to the Representatives concurrently with the execution of this Agreement (as used in this paragraph, the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

			(g)  With respect to the letter of each of Deloitte & Touche
LLP and Arthur Andersen LLP delivered to the Representatives concurrently with the execution of this Agreement (each, as used in this paragraph, the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this
paragraph, the "bring-down letter") of each such accountants, addressed to the Underwriters and dated the Delivery Date (i)
confirming that such accountants were independent public
accountants within the meaning of the Securities Act and were in compliance with the applicable requirements relating to the
qualification of accountants under Rule 2-01 of Regulation S-X of the Commission during the periods covered by the respective
financial statements on which they reported as set forth in their respective reports contained and incorporated in the Prospectus and as of the date of such reports and (ii) confirming in all material respects the conclusions and findings set forth in such accountants' initial letter.

			(h)  The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the
Board or an Executive Vice President and its chief financial officer stating that:

(i)  	The representations, warranties and agreements
of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the condition set forth in
Section 7(a) has been fulfilled;

(ii)  	Neither the Company nor any of its
subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and since such date there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs or management of the Company or the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus; and

(iii)  	They have carefully examined the
Registration Statements and the Prospectus and, in their opinion (A) the Registration Statements, as of their respective Effective Dates, and the Prospectus, as of each of the Effective Dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date of the Primary Registration Statement no event has occurred which is required to have been set forth in a supplement or amendment to either of the Registration Statements or the Prospectus which has not been set forth in such a supplement or amendment.

	(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs or management of the Company or the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

	(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

			(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

			(l) The NYSE shall have approved the Notes for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

		All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

		8.	Indemnification and Contribution.

		(a)	The Company and Nelco International Corporation, a Delaware
corporation and a wholly-owned subsidiary of the Company (the "Principal
Subsidiary"), jointly and severally, shall indemnify and hold harmless each
Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, officer, employee or controlling person may become subject, under the
Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary
Prospectus, either of the Registration Statements or the Prospectus, or in any
amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes or the Common Stock issuable upon conversion of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky
Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each
Underwriter and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that
Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Principal Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company through the
Representatives by or on behalf of any Underwriter specifically for inclusion therein as described in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company or the Principal Subsidiary may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

		(b)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the
Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary
Prospectus, either of the Registration Statements or the Prospectus, or in any
amendment or supplement thereto, or (B) in any Blue Sky Application or (ii)
the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein as described in Section 8(e), and shall reimburse the
Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the
Company or any such director, officer or controlling person.

		(c)	Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Principal Subsidiary under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Principal Subsidiary. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder
(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its prior written consent
(which consent shall not be unreasonably withheld), but if settled with its prior written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

		(d)	If the indemnification provided for in this Section 8 shall
for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the
Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the
Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Principal
Subsidiary and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

		(e)	The Underwriters severally confirm that the statements with
respect to the public offering of the Notes set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration
Statements and the Prospectus.

		9.	Defaulting Underwriters.  If, on either Delivery Date, any
Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the principal amount of Firm Notes set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of Firm Notes set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on such Delivery Date if the total principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of Notes to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Notes which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Notes) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Notes which a defaulting Underwriter agreed but failed to purchase.

		Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.
If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the First Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

		10.	Termination.  The obligations of the Underwriters hereunder
may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Notes if, prior to that time, any of the events described in Sections 7(i), 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

		11.	Reimbursement of Underwriters' Expenses.  If (a) the Company
shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement, or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the
Notes, and upon demand the Company shall pay the full amount thereof to the
Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

		12.	Notices, etc.  All statements, requests, notices and
agreements hereunder shall be in writing, and:

	(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention:
Syndicate Department (Fax: 212-528-8822);

	(b) if to the Company or the Principal Subsidiary, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Primary Registration
Statement, Attention:  Chief Financial Officer (Fax:  516-354-
4128);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

		13.	Persons Entitled to Benefit of Agreement.  This Agreement
shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnities and agreements of the Company contained in Section 8(a) of this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities
Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

		14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Principal Subsidiary and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

		15.	Definition of the Terms "Business Day" and "Subsidiary".
For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

		16.	Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of New York.

		17.	Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

		18.	Headings.  The headings herein are inserted for convenience
of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

		If the foregoing correctly sets forth the agreement among the Company, the Principal Subsidiary and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PARK ELECTROCHEMICAL CORP.



By
   Title:


NELCO INTERNATIONAL CORPORATION



By
   Title:


Accepted:

LEHMAN BROTHERS INC.
NEEDHAM & COMPANY, INC.
ROBERTSON, STEPHENS & COMPANY LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

	By LEHMAN BROTHERS INC.



	By
		Authorized Representative

SCHEDULE 1


Principal Amount of Firm Notes

	Underwriters

	Lehman Brothers Inc.
	Needham & Company, Inc.
	Robertson, Stephens & Company LLC

__________

	        Total		$100,000,000